Exhibit 5.1

DuMoulin Black LLP
10th Floor 595 Howe Street
Vancouver BC Canada V6C 2T5
www.dumoulinblack.com

Telephone No. (604) 687-1224

File No. 5653-001

October 31, 2022

Austin Gold Corp.

9th Floor, 1021 West Hastings Street
Vancouver, British Columbia V6E 0C3

Dear Sirs/Mesdames:

Re:	Austin Gold Corp. (the "Company") Form S-8 Registration Statement

We have acted as local counsel in the Province of British Columbia to the Company. We understand that the Company has prepared a Registration Statement on Form S-8 (the “Registration Statement”) under the United States Securities Act of 1933, as amended (the “Act”). The Registration Statement relates to the issuance by the Company of up to 1,327,175 common shares of the Company (the “Shares”) issuable upon the exercise of outstanding stock options of the Company (“Options”) granted pursuant to the Company’s Amended and Restated Stock Option Plan, effective July 5, 2021 (the “Option Plan”), as more fully described in the Registration Statement. All capitalized terms not defined herein shall have the meanings ascribed thereto in the Registration Statement.

We understand that the maximum number of common shares that may be reserved for issuance under the Option Plan is a variable number equal to 10% of the total number of common shares issued and outstanding as of the date of grant of any options under the Option Plan, on a non-diluted basis.

For the purposes of our opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of:

1.	a certificate of an officer of the Company dated the date hereof (the “Officer’s Certificate”);

2.	the Registration Statement (excluding the documents incorporated by reference under Part II, Item 3 of the Registration Statement);

3.	the Notice of Articles and Articles of the Company (collectively, the "Constating Documents"); and

4.	the Option Plan.

Whenever our opinion refers to shares of the Company, whether issued or to be issued, as being “fully paid and non-assessable”, such opinion indicates that the holder of such shares will not be liable to contribute any further amounts to the Company by virtue of its status as a holder of such shares, either in order to complete payment for the shares or to generally satisfy claims of creditors of the Company. No opinion is expressed as to actual receipt by the Company of the consideration for the issuance of such shares or as to the adequacy of any consideration received.

For the purposes of our opinion below, we have relied solely on the Officer’s Certificate in respect of certain factual matters.

The opinions expressed herein are subject to the following exceptions, qualifications and assumptions:

(a)	we have assumed the genuineness of all signatures, the legal capacity at all relevant times of any individual signing such documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to authentic original documents of all documents submitted to us as certified or photostatic copies or facsimiles (including scanned copies provided by email), and the authenticity of the originals of such certified or photostatic copies or facsimiles and the truth and accuracy of all corporate records of the Company and certificates of officers provided to us by the Company; and

(b)	we have assumed that, at all relevant times, the Constating Documents, the resolutions of the directors of the Company upon which we have relied and the Option Plan have not been or will not be varied, amended or revoked in any respect.

We are not qualified to practice law in the United States of America. We are solicitors qualified to practice law in the Province of British Columbia only and we express no opinion as to the laws of any jurisdiction, or as to any matters governed by the laws of any jurisdiction, other than the laws of the Province of British Columbia and the laws of Canada applicable therein. Our opinion herein is based on the laws of the Province of British Columbia and the laws of Canada applicable therein (and the interpretation thereof) as such laws are in effect and are construed as of the date hereof (the “Effective Date”). Our opinion herein does not take into account any proposed rules or legislative changes that may come into force following the Effective Date and we disclaim any obligation or undertaking to update our opinion or advise any person of any change in law or fact that may come to our attention after the Effective Date.

Based and relying upon the foregoing, we are of the opinion that as at the date hereof, the Shares issuable upon the exercise of the Options outstanding under the Option Plan, when issued in accordance with the terms of the Option Plan and any applicable option agreement, including payment of the exercise price, purchase price or other consideration therefor, will be validly issued as fully paid and non-assessable common shares in the capital of the Company.

The above opinion is rendered solely in connection with the transactions described above and may not be used, circulated, quoted from or otherwise referred to for any other purpose without our prior written consent. Further, the above opinion is limited to the matters stated herein, and no opinion or belief is implied or should be inferred beyond the matters expressly stated herein. For greater certainty, we express no opinion as to matters of tax or as to the contents of, or the disclosure in, the Registration Statement, or whether the Registration Statement provides full, true and plain disclosure of all material facts relating to the Company within the meaning of applicable securities laws.

We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement. In giving such consent, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the United States Securities and Exchange Commission thereunder.

Yours truly,

/s/ DuMoulin Black LLP